Exhibit 16.1

March 6, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Ridgefield Acquisition Corp. (File No. 000-16335)

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 6, 2018 of Ridgefield Acquisition Corp. (“the Registrant”) and are in agreement with the statements concerning therein as it pertains to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ ANTON & CHIA, LLP